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                                                                     EXHIBIT 5.1




                                 August 8, 2000

Harmonic Inc.
549 Baltic Way
Sunnyvale, California 94089

     RE:  POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     We have examined the Post-Effective Amendment No. 1 to Registration Statement No. 333-43160 on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 8, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, 60,000 shares of Common Stock under the C-Cube Microsystems Inc. 1998 Employee Stock Purchase Plan, 1,200 shares of Common Stock under the C-Cube Microsystems Inc. 1993 Stock Plan, 2,330,000 shares of Common Stock under the C-Cube Microsystems Inc. 1994 Stock Plan, 410,000 shares of Common Stock under the C-Cube Microsystems Inc. SSOP Stock Option Plan, 1,600,000 shares of Common Stock under the Harmonic Inc. 1995 Employee Stock Purchase Plan and 2,000,000 shares of Common Stock under the Harmonic Inc. 1999 Nonstatutory Stock Option Plan. Such shares of Common Stock are referred to herein as the "Shares," and such plans are referred to herein as the "Plans." As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

     It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the shares will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation